Exhibit 99.1

Xoom Reports Fourth Quarter and Full Year 2013 Results

•	Annual Revenue Growth of 53% to $122.2 Million

•	Fourth Quarter YOY Growth of 45% to $32.1 Million

•	Fourth Quarter Gross Sending Volume YOY Growth of 45% to $1.4 Billion

•	Fourth Quarter Active Customers YOY Growth of 36% to 1,059,689

SAN FRANCISCO, Calif., February 4, 2014 – Xoom Corporation (NASDAQ: XOOM), a leading digital money transfer provider, today announced financial results for the fourth quarter and full year 2013:

•	Revenue for the fourth quarter was $32.1 million, an increase of 45% from the fourth quarter of 2012.

•	Gross profit for the fourth quarter was $22.0 million, an increase of 49% from the fourth quarter of 2012.

•	GAAP net income for the fourth quarter was $1.2 million, or $0.03 per diluted share, compared to a net loss of $1.5 million, or a loss of $0.29 per diluted share, for the fourth quarter of 2012.

•	Adjusted EBITDA for the fourth quarter was $3.3 million, compared to $260,000 for the fourth quarter of 2012.

•	Non-GAAP earnings per diluted share was $0.06, compared to a loss of $0.15 per diluted share for the fourth quarter of 2012.

•	Revenue for 2013 was $122.2 million, an increase of 53% from 2012.

•	Gross profit for 2013 was $84.1 million, an increase of 58% from 2012.

•	GAAP net income for 2013 was $6.3 million, or $0.17 per diluted share, compared to a net loss of $5.9 million, or a loss of $1.16 per diluted share, for 2012.

•	Adjusted EBITDA for 2013 was $14.4 million, compared to a loss of $493,000 for 2012.

•	Non-GAAP earnings per diluted share for 2013 was $0.27, compared to a loss of $0.68 per diluted share for 2012.

•	Cash, cash equivalents, disbursement prefunding and short-term investments were $249.5 million as of December 31, 2013, compared to $85.3 million as of December 31, 2012.

•	As of December 31, 2013, we had no outstanding balance under our line of credit, compared to $40.0 million as of December 31, 2012.

“2013 was a strong year, driven by game-changing money transfer services set forth by Xoom,” said John Kunze, president and chief executive officer, Xoom. “As we enter 2014, we will continue to lay the groundwork to provide even more value to customers in years to come.”

Operating Metrics

•	Gross sending volume for the quarter grew 45% to $1.4 billion from the fourth quarter of 2012.

•	Transactions for the quarter grew 42% to 2,744,000 from the fourth quarter of 2012.

•	Active customers for the quarter grew 36% to 1,059,689 from the fourth quarter of 2012.

•	New customers for the quarter grew 10% to 112,980 from the fourth quarter of 2012.

Highlights and Strategic Announcements

•	During the quarter, Xoom announced an expansion of its payout network and service innovations.

•	Xoom partnered with Éxito, Carulla and Surtimax supermarkets, which are part of Grupo Éxito — the largest retail company in South America. This partnership expanded Xoom’s payout network to more than 1,000 cash payout locations in Colombia.

•	Xoom improved its service with BDO, the largest bank in the Philippines, and now provides Filipino recipients instant bank deposit to all BDO accounts and faster cash pick up at more than 700 BDO locations.

•	In early 2014, Xoom announced two initiatives to provide a broader set of services to its customers.

•	On January 10th, Xoom acquired BlueKite, LTD, a Guatemala-based developer of solutions and applications to improve the way people around the world pay their bills. The integration of BlueKite’s technology and acquisition of talent will enable Xoom to expand the portfolio of services it provides to its customers to include bill pay and cell phone top up services.

•	On January 15th, Xoom announced its expansion into Vietnam, a market that is predominantly underserved in the online money transfer service, to enable its customers to send bank deposits in a secure, fast and cost-effective way.

Business Outlook

For Q1 2014, Xoom is targeting the following:

•	Revenue to be between $33.0 million and $34.0 million.

•	Adjusted EBITDA to be a loss between $1.0 million and $2.0 million.

•	GAAP diluted net loss per share to be in the range of $0.13 to $0.11.

•	Non-GAAP diluted net loss per share to be in the range of $0.08 to $0.05.

For Full Year 2014, Xoom is targeting the following:

•	Revenue to be between $155.0 million and $160.0 million.

•	Adjusted EBITDA to be between $7.0 million and $10.0 million.

•	GAAP diluted net loss per share to be in the range of $0.20 to $0.12.

•	Non-GAAP diluted net income per share to be in the range of $0.03 to $0.10.

Xoom plans to host a conference call today to review its fourth quarter and full year 2013 results and to discuss its financial outlook for the first quarter and full year 2014. The conference call can be accessed by dialing the toll free number (877) 440-7574 or the international number (253) 237-1314. The call is scheduled to begin at 2:00 p.m. PT / 5:00 p.m. ET and can be accessed via the Web at ir.xoom.com. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 60 days.

About Xoom

Xoom is a leading digital money transfer provider in 31 countries, focused on helping consumers send money in a secure, fast and cost-effective way using their mobile phone, tablet or computer. During the year ended December 31, 2013, Xoom’s more than one million active customers sent more than $5.5 billion to family and friends. The company is headquartered in San Francisco and can be found online at www.xoom.com.

Forward-Looking Statements

This press release and Xoom’s scheduled conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Xoom, including, but not limited to, its expectations regarding its expansion into new markets, market demand, future earnings, revenue and financial and operating metrics. These forward-looking statements are based upon the current expectations and beliefs of Xoom’s management as of the date of this press release and conference call, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release and during the conference call are based on information available to Xoom as of the date thereof, and Xoom disclaims any obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the evolving nature of the industry in which Xoom operates; its failure to attract new customers or retain existing customers; economic, political or regulatory factors beyond its control, in the U.S. or in countries to which its customers transfer money; fluctuations in foreign exchange rates; competitive pricing and marketing strategies by competitors; the adoption of competing technologies that supplant its services; the use of its services for illegal or improper purposes; the failure of partners to disburse funds according to Xoom’s instructions; its ability to contract for third-party services on commercially reasonable terms; the maintenance of its payment network on terms consistent with those currently in place or newly adopted regulations in the U.S or in countries to which its customers transfer money; increases in transaction processing fees; declines in customer confidence in its business or in money transfer providers generally; its ability to protect its intellectual property; the adoption of smartphones and mobile devices to access information on the Internet and use of its services; potential breaches of its security systems; and other risks and uncertainties.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to Xoom’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, Xoom’s Registration Statement on Form S-1 declared effective on September 10, 2013, and any subsequently filed reports on Forms 10-K, 10-Q and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”) at www.sec.gov or Xoom’s website at www.xoom.com.

Non-GAAP Financial Measures

Xoom’s stated results include certain non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income and non-GAAP earnings/(loss) per share. Adjusted EBITDA excludes (benefit) provision for income taxes, interest expense, interest income, depreciation and amortization, and expenses related to stock-based compensation expense. Non-GAAP net income excludes expenses related to stock-based compensation expense. Adjusted EBITDA and Non-GAAP net income exclude these expenses as they are often excluded by other companies to help investors understand the operational performance of their business, and in the case of stock-based compensation, can be difficult to predict. Xoom believes these adjustments provide useful comparative information to investors.

Xoom considers these non-GAAP financial measures to be important because they provide useful measures of its operating performance and are used by its management for that purpose. In addition, investors often use measures such as these to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding Xoom’s operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

(Xoom-f)

Contacts:

Gloria Lee

Director of Investor Relations

IR@xoom.com

Robin Carr

Director of Public Relations

PR@xoom.com

XOOM CORPORATION AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31,	December 31,
	2013	2012
	(unaudited)	(derived from audited financial statements)
Assets
Current assets:
Cash and cash equivalents	$110,979	$45,077
Disbursement prefunding	33,799	15,070
Short-term investments	104,678	25,125
Customer funds receivable	16,381	9,318
Prepaid expenses and other current assets	4,237	4,934

Total current assets	270,074	99,524
Non-current assets:
Property, equipment, software and intangible assets, net	5,105	3,884
Restricted cash	7,816	9,337
Other assets	1,084	348

Total assets	$284,079	$113,093

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$8,345	$7,150
Customer liabilities	10,791	8,536
Line of credit	—	15,000

Total current liabilities	19,136	30,686
Non-current liabilities:
Non-current portion of line of credit	—	25,000
Other non-current liabilities	99	87

Total liabilities	19,235	55,773
Commitments and Contingencies
Stockholders’ equity:
Convertible preferred stock, $0.0001 par value. Authorized 25,000,000 and 86,726,665 shares; issued and outstanding 0 and 21,444,251 shares; aggregate liquidation preference $0 and $115,404 at December 31, 2013 and December 31, 2012, respectively	—	2
Common stock, $0.0001 par value. Authorized 500,000,000 and 135,000,000 shares; issued and outstanding 37,583,945 and 5,083,616 shares at December 31, 2013 and December 31, 2012, respectively	4	1
Additional paid-in capital	321,878	120,684
Accumulated other comprehensive loss	—	(1)
Accumulated deficit	(57,038)	(63,366)

Total stockholders’ equity	264,844	57,320

Total liabilities and stockholders’ equity	$284,079	$113,093

XOOM CORPORATION AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)
Revenue	$32,119	$22,162	$122,206	$80,016
Cost of revenue	10,080	7,404	38,082	26,779

Gross profit	22,039	14,758	84,124	53,237

Marketing	7,015	5,431	25,926	21,496
Technology and development	6,016	4,281	22,451	15,950
Customer service and operations	3,713	3,102	13,552	10,964
General and administrative	3,791	2,906	13,145	9,135

Total operating expense	20,535	15,720	75,074	57,545

Income (loss) from operations	1,504	(962)	9,050	(4,308)

Other income (expense):
Interest expense	(303)	(515)	(1,837)	(1,504)
Interest income	80	18	203	85
Other expense	(106)	(14)	(1,051)	(125)

Income (loss) before provision for income taxes	1,175	(1,473)	6,365	(5,852)
Provision for income taxes	22	—	37	2

Net income (loss)	$1,153	$(1,473)	$6,328	$(5,854)

Net income (loss) per share:
Basic	$0.03	$(0.29)	$0.20	$(1.16)
Diluted	$0.03	$(0.29)	$0.17	$(1.16)
Weighted-average shares used to compute net income (loss) per share:
Basic	37,494	5,071	30,906	5,049

Diluted	41,690	5,071	37,912	5,049

XOOM CORPORATION AND SUBSIDIARY

Key Metrics

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)
Other Financial and Operational Data :
Gross Sending Volume	$1,366,767,000	$940,154,000	$5,544,755,000	$3,248,457,000
Transactions	2,744,000	1,935,000	9,987,600	6,617,000
Active Customers	1,059,689	776,426	1,059,689	776,426
New Customers	112,980	102,845	481,110	405,304
Cost Per Acquisition of a New Customer	$49	$41	$43	$43
Adjusted EBITDA (in thousands)	$3,333	$260	$14,378	$(493)

XOOM CORPORATION AND SUBSIDIARY

Reconciliation of GAAP to Non-GAAP Operating Results

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(in thousands)
	(unaudited)
Non-GAAP net income (loss) per share:
GAAP net income (loss)	$1,153	$(1,473)	$6,328	$(5,854)
Add back: stock-based compensation	1,232	733	4,069	2,445

Non-GAAP net income (loss)	$2,385	$(740)	$10,397	$(3,409)

Non-GAAP Diluted Net Income (Loss) Per Share	$0.06	$(0.15)	$0.27	$(0.68)

Non-GAAP Diluted Shares	41,690	5,071	37,912	5,049
Reconciliation of Adjusted EBITDA:
Net income (loss)	$1,153	$(1,473)	$6,328	$(5,854)
(Benefit) provision for income taxes	22	—	37	2
Interest expense	303	515	1,837	1,504
Interest income	(80)	(18)	(203)	(85)
Depreciation and amortization	703	503	2,310	1,495
Stock-based compensation	1,232	733	4,069	2,445

Adjusted EBITDA	$3,333	$260	$14,378	$(493)

XOOM CORPORATION AND SUBSIDIARY

Forward-Looking Guidance

	Three Months Ending		Twelve Months Ending
	March 31, 2014		December 31, 2014
	From	To	From	To
	(In thousands, except per share data)
Net income (loss) per share:
GAAP net loss	$(5,015)	$(4,017)	$(7,753)	$(4,755)
Add back: stock-based compensation	1,942	1,942	9,201	9,201

Non-GAAP net income (loss)	$(3,073)	$(2,075)	$1,448	$4,446

GAAP Diluted Net Loss Per Share	$(0.13)	$(0.11)	$(0.20)	$(0.12)

Non-GAAP Diluted Net Income (Loss) Per Share	$(0.08)	$(0.05)	$0.03	$0.10

GAAP Diluted Shares	37,956	37,956	38,875	38,875
Non-GAAP Diluted Shares	37,956	37,956	43,219	43,219
Adjusted EBITDA:
GAAP net loss	$(5,015)	$(4,017)	$(7,753)	$(4,755)
Provision for income taxes	2	2	2	2
Interest expense	325	325	1,302	1,302
Interest income	(112)	(110)	(430)	(428)
Depreciation and amortization	858	858	4,678	4,678
Stock-based compensation	1,942	1,942	9,201	9,201

Adjusted EBITDA	$(2,000)	$(1,000)	$7,000	$10,000